UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2025 (April 24, 2026)
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agilon health, inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Polaris Parkway, Suite 550
Westerville, Ohio		43082
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 562 256-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 24, 2026, agilon health, inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Tim O’Rourke, pursuant to which Mr. O’Rourke will serve as the Company’s Chief Executive Officer and President, reporting to the Board of Directors (the “Board”). Mr. O’Rourke is expected to commence employment with the Company on May 7, 2026 (the “Commencement Date”). Effective as of the Commencement Date, the Board has also appointed Mr. O’Rourke to the Board as a Class III director.
From May 2021 to June 2025, Mr. O’Rourke, age 54, served as President of Help at Home, LLC, a home care agency providing alternatives to living in a nursing home or long-term care facility. Prior to his time at Help at Home, LLC, Mr. O’Rourke served as Managing Director of Marketplace for Centene Corporation from 2019 to 2020 and Chief Executive Officer of Ascension Complete LLC, a joint venture between Centene Corporation and Ascension Health, from November 2020 to May 2021. From 1996 to 2019, Mr. O’Rourke held several positions at Humana, Inc., including Senior Vice President of the Central Division and President of Provider Development. Mr. O’Rourke received a B.S. in Public Health, Health Administration from Northern Illinois University.
As Chief Executive Officer and President, Mr. O’Rourke will be paid a base salary of $850,000 and will be eligible for an annual bonus opportunity equal to 100% of his base salary at target levels of performance. Mr. O’Rourke will also be paid a one-time cash signing bonus of $500,000, subject to repayment if he voluntarily resigns without good reason or is terminated with cause prior to the first anniversary of the Commencement Date.
As of the Commencement Date, the Company will grant to Mr. O’Rourke 120,000 time vesting restricted stock units covering shares of Company common stock (“RSUs”) vesting in equal installments over three years of continued employment with the Company; and 200,000 performance vesting restricted stock units (“PSUs”) covering shares of Company common stock, vesting in three equal tranches based on the achievement of specified stock price targets during a three-year performance period following the Commencement Date. Specifically, one-third of the PSUs will vest if the weighted average price of the Company’s common stock over 30 consecutive trading days is equal to or greater than $50; an additional one-third of the PSUs will vest if the weighted average price of the Company’s common stock over 30 consecutive trading days is equal to or greater than $100; and the remaining one-third of the PSUs will vest if the weighted average price of the Company’s common stock over 30 consecutive trading days is equal to or greater than $150. The PSUs also require Mr. O’Rourke to remain continuously employed during the entire three-year performance period. The RSU award agreement and PSU award agreement include customary restrictive covenants in favor of the Company.
If the Company terminates Mr. O’Rourke’s employment without cause or if Mr. O’Rourke resigns for good reason, each as customarily defined, Mr. O’Rourke will be entitled to cash severance pay equal to 18 months of base salary plus an amount equal to his target annual bonus opportunity, payable in substantially equal installments over 18 months following termination; and 18 months of continued medical coverage at active-employee rates. If the termination occurs after a change in control of the Company, the severance would be paid in a lump sum if a lump sum payment can be made without triggering penalty taxes under Section 409A of the Internal Revenue Code, and Mr. O’Rourke would also be entitled to be paid a pro rata bonus at target levels for the year in which the termination occurs. In addition, with respect to the RSUs and PSUs, and notwithstanding the vesting schedule described above, on such a termination, (1) any RSUs scheduled to vest in the 12 months following the termination date would vest, (2) any PSUs as to which the stock price targets have been met prior to the date of termination would vest and (3) any PSUs as to which the stock price targets have been met during the six months following the date of termination would vest. Payment of severance and the accelerated vesting described above are conditioned on Mr. O’Rourke’s execution and non-revocation of a customary release of claims.
There is no arrangement or understanding with any person pursuant to which Mr. O’Rourke is being appointed as Chief Executive Officer and President and as a director. There are no family relationships between Mr. O’Rourke and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. We believe Mr. O’Rourke is a valuable member of our Board because of his experience in the healthcare industry together with his role as the Company's Chief Executive Officer and President.
The foregoing summary of the Employment Agreement, the RSU award agreement and the PSU award agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements. The Company expects to file the Employment Agreement, the RSU award agreement and the PSU award agreement as exhibits to a future periodic report.

Item 7.01 Regulation FD Disclosure.
On April 27, 2026, the Company issued a press release announcing the appointment of Mr. O’Rourke as the Company’s Chief Executive Officer and President and as a director. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.
The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

99.1	Press Release dated April 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

Date:	April 27, 2026	By:	/s/ JEFFREY SCHWANEKE
Jeffrey Schwaneke Chief Financial Officer